UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2008

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2008, NutriSystem, Inc. (the "Company") announced the appointment of Scott A. Falconer, age 49, as an executive officer of the Company with the title of Executive Vice President, Customer Management and Product Development. Mr. Falconer joins the Company from AOL, where he was most recently the Executive Vice President and COO of Member Services. Prior to his tenure at AOL, Falconer managed consumer division operations at NTL (since renamed Virgin Media). Before joining NTL, Falconer held several senior marketing positions in the wireless industry.

        Pursuant to an employment agreement between Mr. Falconer and the Company, Mr. Falconer's employment began on May 14, 2008 (the "Effective Date") at an initial base salary of $275,000 per annum. The parties anticipate that, within six months of employment, and at the sole discretion of the Chief Executive Officer, Mr. Falconer's title will change to Executive Vice President of Global Operations. Under the agreement, Mr. Falconer is eligible to receive an annual bonus of 100% of his base salary, which shall be no less than $200,000 for 2008, and no less than 70% of his salary for 2009 to 2011. In addition, Mr. Falconer will be paid a signing bonus of $140,000 within 15 business days after the Effective Date. On the Effective Date, Mr. Falconer received a restricted stock grant (the "Initial Stock Grant") of 70,000 shares under a stock award agreement. The Initial Stock Grant will vest over four years from the Effective Date provided that Mr. Falconer is employed by the Company on each vesting date. Mr. Falconer also received a grant of 30,000 shares of restricted stock (the "Performance Stock Grant") pursuant to a performance stock award agreement on the Effective Date. The Performance Stock Grant will vest based upon the achievement of certain performance goals for fiscal years 2008 and 2009. In the event of a Change of Control (as defined in the agreement), Mr. Falconer shall become 100% vested in the Initial Stock Grant and the Performance Stock Grant.

        The initial term of the agreement begins on the Effective Date and extends for three years (the "Initial Term"). Thereafter, the agreement renews automatically for one year renewal terms unless either party gives notice of non-renewal at least three months prior to the then current term. A one-year renewal also occurs in the event of a Change of Control. In the event that Mr. Falconer is employed by the Company on the first anniversary of a Change of Control, the Company shall pay Mr. Falconer a lump sum retention cash payment in an amount equal to 24 months of the monthly salary as then in effect. If Mr. Falconer's employment with the Company terminates either without cause, as a result of the Company's non-renewal of the agreement at the end of the Initial Term or any renewal term, or as a result of Mr. Falconer terminating his employment for Good Reason (as defined in the agreement), then in exchange for a mutual general release, (i) the Company will pay a lump sum severance payment in an amount equal to the sum of (1) 24 months of salary then in effect, (2) a pro rated annual bonus, and (3) the value of the premium cost to the Company to continue Mr. Falconer on the Company's group life and AD&D policy for the 12 month period following his termination date; (ii) the Company will provide group health coverage for 12 months at Mr. Falconer's normal contribution rates; (iii) Mr. Falconer's covenants against non-competition in the agreement shall be reduced to a 12 month period from the termination date; and (iv) the Initial Stock Grant will be accelerated for an additional period of 12 months to accelerate vesting on the pro rata portion of the vesting schedule using a monthly basis instead of the scheduled vesting dates.

        Beginning on the Effective Date, the Company, at its cost, shall provide Mr. Falconer month to month temporary housing for the Initial Term. If Mr. Falconer relocates to the Horsham, Pennsylvania area at any time during the 2011 calendar year and while employed by the Company, he shall receive a relocation package in an amount of $60,000.

        On the Effective Date, Mr. Falconer also entered into a nondisclosure and noncompete agreement with the Company. Under this agreement, Mr. Falconer, for two years after termination of his employment, agreed not to compete with the Company. The geographic limitation of the restriction extends to the existing customers or accounts of the Company no matter where located.

        On May 14, 2008, the Company also announced that Thomas F. Connerty, Chief Marketing Officer, will transition from his officer position to a marketing advisor post within the Company on the West Coast. On May 14, 2008, the Company and Mr. Connerty entered into an amendment (the "Amendment") to the Employment Agreement, dated November 30, 2007 (the "Employment Agreement") to reflect the change in Mr. Connerty's position. The Employment Agreement was previously filed with the SEC by the Company on December 14, 2007 as Exhibit 10.1 to its Current Report on Form 8-K. Except as provided below, all other terms of the Employment Agreement remain the same.

        Under the Amendment, Mr. Connerty's job description was changed to reflect his responsibilities as a marketing advisor, his term of employment was reduced so that it ends on April 1, 2009, and he became ineligible for any bonus for the period after December 31, 2007. In the event that Mr. Connerty is terminated without cause, then in exchange for a mutual general release, (i) the Company will pay a lump sum severance payment in an amount equal to (1) the salary from the date of termination to April 1, 2009, and (2) the value of the premium cost to the Company to continue Mr. Connerty on the Company's group life and AD&D policy for the period from the date of termination to April 1, 2009; (ii) the Company will continue to provide group healthcare coverage from the date of termination to April 1, 2009 at Mr. Connerty's normal contribution rates; and (iii) the next tranche of Mr. Connerty's outstanding restricted common stock that is scheduled to vest after the date of termination will become vested as of the date of termination. The Company and Mr. Connerty also amended the terms of the stock grant originally delivered to Mr. Connerty on November 30, 2007 whereby Mr. Connerty waives any right, title interest or claim to the restricted shares with vesting dates after April 1, 2009. The terms of Mr. Connerty's nondisclosure and noncompete agreement were also amended, reducing the two year noncompete to a period ending on the earlier of April 1, 2010 or 18 months from the termination of Mr. Connerty's employment with the Company. Mr. Connerty's stock award agreement and nondisclosure and noncompete agreement, both dated November 30, 2007 were previously filed with the SEC on December 14, 2007 as Exhibits 10.2 and 10.3, respectively, to the Company's Current Report on Form 8-K.

        The foregoing is only a summary of Mr. Falconer's employment agreement, stock award agreement, performance stock award agreement, nondisclosure and noncompete agreement and Mr. Connerty's amendment. You are urged to read the employment agreement and the amendment in their entirety for a more complete description of their terms and conditions. A copy of the employment agreement and the amendment are furnished as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

        Additional information regarding Mssrs. Falconer and Connerty is included in the Company's press release dated May 14, 2008, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

                (d)        Exhibits.

Exhibit No.                Description

10.1                        Employment Agreement, dated May 14, 2008 between NutriSystem, Inc. and Scott A. Falconer.

10.2                        Amendment, dated May 14, 2008, to the Employment Agreement, dated November 30, 2007 between NutriSystem, Inc. and Thomas F. Connerty.

99.1                        Press Release issued by the Company, dated May 14, 2008 furnished herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: May 16, 2008	By:	/s/ David D Clark
David D Clark
CFO

Exhibit Index

Exhibit No.	Description
EX-10.2	Amendment, dated May 14, 2008, to the Employment Agreement, dated November 30, 2007 between NutriSystem, Inc. and Thomas F. Connerty
EX-99.1	Press Release issued by the Company, dated May 14, 2008 furnished herewith
EX-10.1	Employment Agreement, dated May 14, 2008 between NutriSystem, Inc. and Scott A. Falconer